UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 26, 2017

Air Products and Chemicals, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	1-4534	23-1274455
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7201 Hamilton Boulevard, Allentown, Pennsylvania	18195-1501
(Address of Principal Executive Offices)	(Zip Code)

(610) 481-4911

Registrant’s telephone number, including area code

not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

On January 26, 2017, the Company held its Annual Meeting of Shareholders. The total number of shares represented at the meeting by valid proxies and ballots was 187,863,779 shares, which is 86.4% of the shares of stock entitled to vote at the meeting and which constituted a quorum. The final voting results for the matters submitted to a vote of shareholders at the Annual Meeting follow.

1.	Election of Directors. Each of the nominees for director was elected to serve until the Company’s 2018 Annual Meeting, or until his or her earlier death, resignation, or retirement. The vote results were as follows, with each nominee having received at least 98.1% of the votes cast for his or her election:

Nominee	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Susan K. Carter	169,016,479	1,203,879	396,902	17,246,519
Charles I. Cogut	169,466,153	749,619	401,488	17,246,519
Chadwick C. Deaton	168,234,492	1,963,786	418,982	17,246,519
Seifollah Ghasemi	165,857,346	3,141,073	1,618,841	17,246,519
David H.Y. Ho	169,314,162	1,056,826	246,272	17,246,519
Margaret G. McGlynn	168,607,369	1,583,003	426,888	17,246,519
Edward L. Monser	169,156,375	1,039,311	421,574	17,246,519
Matthew H. Paull	169,365,451	815,721	436,088	17,246,519

2.	Advisory Vote on Executive Officer Compensation. The shareholders approved on an advisory basis the compensation of the Executive Officers by the votes set forth in the table below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
165,405,059 (97.3% of the votes cast)	4,613,664	598,537	17,246,519

3.	Frequency of Advisory Vote on Executive Officer Compensation. The shareholders approved, on an advisory basis, the holding of an advisory vote on executive compensation every one year by the votes set forth in the table below.

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
152,221,659 (89.5% of the votes cast)	454,138	17,449,507	491,956	17,246,519

4.	Ratification of Appointment of Independent Auditors. The appointment of KPMG LLP as the Company’s independent registered public accountants for the fiscal year ending September 30, 2017 was ratified by the shareholders by the votes set forth in the table below.

Votes For	Votes Against	Votes Abstained	Broker Non-Votes
185,777,744 (99% of the votes cast)	1,840,067	245,968	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Air Products and Chemicals, Inc.
(Registrant)

Dated: January 31, 2017	By:	/s/ Mary T. Afflerbach
Mary T. Afflerbach
Vice President, Corporate Secretary, Chief Governance Officer and Interim General Counsel

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